 Exhibit 32

ENSERVCO CORPORATION

Certification of Principal Executive Officer and Principal Financial Officer

pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Enservco Corporation (the “Company”) for the quarter ended September 30, 2023, each of the undersigned Richard A. Murphy, the Principal Executive Officer, and Mark K. Patterson, the Principal Financial Officer and Principal Accounting Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023	/s/ Richard A. Murphy
Director and Executive Chairman (Principal Executive Officer)

Date: November 14, 2023	/s/ Mark K. Patterson
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Enservco Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.